Exhibit 99.2
Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction

The following unaudited pro forma condensed consolidated statements of operations (the “Pro Forma Financial Information”) and explanatory notes set forth the historical consolidated statement of operations for Frontier Communications Corporation and its subsidiaries (“Old Frontier”) and the historical consolidated statement of operations for Frontier Communications Parent, Inc (“Frontier,” the “Company,” “we,” “us” or “our”) and its subsidiaries after giving effect to the consummation of the Plan (as defined below), the application of fresh start accounting and the sale of the Northwest Operations. Frontier became the successor reporting company upon Old Frontier’s emergence from bankruptcy on April 30, 2021 (the “Effective Date”) pursuant to Rule 15d-5 of the Securities Exchange Act of 1934. References to “Successor” relate to the results of operations of the Company subsequent to the Effective Date, and references to “Predecessor” relate to the results of operations of Frontier Communications Corporation through the Effective Date. The historical data presented for the year ended December 31, 2020 is derived from the Predecessor’s audited consolidated financial statements contained the Form 10-K filed for the year ended December 31, 2020. The historical data presented for the period from January 1, 2021 through April 30, 2021 and for the period from May 1, 2021 through June 30, 2021 is derived from the Successor’s unaudited interim financial statements, contained in the Form 10-Q filed for the quarterly period ended June 30, 2021.

The Pro Forma Financial Information and explanatory notes should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2021. The Pro Forma Financial Information has been prepared to give effect to the adjustments described below, principally the consummation of the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), the application of fresh start accounting and the sale of the Northwest Operations, as if these transactions and related events had occurred on January 1, 2020.  Each of the adjustments is described in further detail below and within the explanatory notes to the Pro Forma Financial Information. The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the transactions been completed at the dates indicated. In addition, the Pro Forma Financial Information does not purport to project the future results of operations of the Company.

Our historical financial statements prior to the Effective Date are not comparable to our financial statements after that date due primarily to the effects of the Plan and the adoption and application of Financial Accounting Standards Board Codification Topic 852, Reorganizations (“ASC 852”), provided in accounting principles generally accepted in the United States of America (“U.S. GAAP”) with respect to entities that have emerged from bankruptcy proceedings.

Reorganization Adjustments

The “Reorganization and other Adjustments” column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions:

•	our previously outstanding common stock was canceled, extinguished and discharged;

•	all amounts previously outstanding under our unsecured senior note indentures were fully extinguished;

•	the issuance of 244,401,000 shares of common stock, par value $0.001 per share;

•	the issuance of $750 million in Takeback Notes (as defined below) and an incremental $225 million in Exit Term Loan Facility borrowings on the Effective Date; and

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Consolidated Financial Information
•
On September 17, 2020, we repaid in full the $749 million of outstanding principal under the Company’s $850 million secured revolving credit facility maturing on February 27, 2024.  This facility was terminated on October 8, 2020 and replaced with the DIP Revolving Facility.

Fresh Start Adjustments

We adopted fresh start accounting in accordance with ASC 852 as of the Effective Date, resulting in the Company becoming a new entity for financial reporting purposes. Upon the adoption of fresh start accounting, our assets and liabilities were recorded at their fair values as of April 30, 2021. Subsequent to the Effective Date, as permitted by fresh start accounting, we also adopted certain accounting policies which differed from those of the Predecessor.  The “Fresh Start Adjustments” column of the accompanying Pro Forma Financial Information gives effect to the application of fresh start accounting, including the changes in accounting policy, assuming we had emerged from bankruptcy on January 1, 2020.

Northwest Operations Adjustments

On May 1, 2020, Old Frontier completed the sale of its Northwest Operations pursuant to the terms and conditions of the Purchase Agreement, dated as of May 28, 2019. The Northwest Operations Adjustments column of the Pro Forma Financial Information gives effect to the reversal of the results of operations for the Northwest Operations through the date of sale on May 1, 2020. During the six months ended June 30, 2020, and the twelve months ended December 31, 2020, Frontier recorded a loss on disposal of $160 million and $162 million, respectively, associated with the sale of the Northwest Operations. These losses have been reversed as part of the Pro Forma Financial Information.

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2020
(in millions)
	For the year ended December 31, 2020
		Pro Forma Adjustments
$ in millions	Predecessor	Reorganization and other Adjustments		Fresh Start Adjustments		Northwest Operations Adjustments		Pro Forma

Revenues	$7,155	$-		$(186)	(e)	$(192)	(m)	$6,777

Operating expenses:
Network access expenses	975	-		(220)	(f)	(14)	(m)	741
Network related expenses	1,726	-		-		(26)	(m)	1,700
Selling, general and administrative expenses	1,648	-		109	(g)	(26)	(m)	1,731
Depreciation and amortization	1,598	-		(605)	(h)	-		993
Loss on disposal of Northwest Operations	162	-		(88)	(i)	(74)	(m)	-
Restructuring costs and other charges	87	(72)	(a)	-		-		15
Total operating expenses	6,196	(72)		(804)		(140)		5,180

Operating income (loss)	959	72		618		(52)		1,597

Investment and other loss, net	(43)	-		(383)	(i)	-		(426)
Pension settlement costs	(159)	-		159	(i)	-		-
Loss on early extinguishment of debt	(72)	-		-		-		(72)
Reorganization items, net	(409)	409	(b)	-		-		-
Interest expense	(762)	267	(c)	43	(j)	-		(452)
Net income (loss) before income taxes	(486)	748		437		(52)		647
Income tax expense (benefit)	(84)	187	(d)	109	(k)	(57)	(m)	155
Net income (loss)	$(402)	$561		$328		$5		$492

Capital expenditures	$1,181	$-		$(28)	(l)	$-		$1,153

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2020
(in millions)
	For the six months ended June 30, 2020
		Pro Forma Adjustments
$ in millions	Predecessor	Reorganization and other Adjustments		Fresh Start Adjustments		Northwest Operations Adjustments		Pro Forma
Revenues	$3,734	$-		$(91)	(e)	$(192)	(m)	$3,451

Operating expenses:
Network access expenses	541	-		(106)	(f)	(14)	(m)	421
Network related expenses	874	-		-		(26)	(m)	848
Selling, general and administrative expenses	851	-		53	(g)	(26)	(m)	878
Depreciation and amortization	812	-		(321)	(h)	-		491
Loss on disposal of Northwest Operations	160	-		(88)	(i)	(72)	(m)	-
Restructuring costs and other charges	84	(72)	(a)	-		-		12
Total operating expenses	3,322	(72)		(462)		(138)		2,650
Operating income (loss)	412	72		371		(54)		801
Investment and other loss, net	(15)	-		(659)	(i)	-		(674)
Pension settlement costs	(159)	-		159	(i)	-		-
Reorganization items, net	(142)	142	(b)	-		-		-
Interest expense	(543)	289	(c)	24	(j)	-		(230)
Net income (loss) before income taxes	(447)	503		(105)		(54)		(103)
Income tax expense (benefit)	(80)	126	(d)	(26)	(k)	(50)	(m)	(30)
Net income (loss)	$(367)	$377		$(79)		$(4)		$(73)
Capital expenditures	$511	$-		$(12)	(l)	$-		$499

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2021
(in millions)
	For the two months ended June 30, 2021	For the four months ended April 30, 2021	For the six months ended June 30, 2021
			Pro Forma Adjustments
$ in millions	Successor	Predecessor	Reorganization and other Adjustments		Fresh Start Adjustments		Pro Forma
Revenues	$1,061	$2,231	$-		$(74)	(e)	$3,218

Operating expenses:
Network access expenses	127	264	-		(84)	(f)	307
Network related expenses	269	566	-		-		835
Selling, general and administrative expenses	269	537	-		31	(g)	837
Depreciation and amortization	179	506	-		(167)	(h)	518
Restructuring costs and other charges	11	7	(9)	(a)	-		9
Total operating expenses	855	1,880	(9)		(220)		2,506

Operating income	206	351	9		146		712

Investment and other loss, net	(2)	1	-		19	(i)	18
Reorganization items, net	-	4,171	(4,171)	(b)	-		-
Interest expense	(62)	(118)	(18)	(c)	9	(j)	(189)
Net income (loss) before income taxes	142	4,405	(4,180)		174		541
Income tax expense (benefit)	43	(136)	188	(d)	44	(k)	139
Net income (loss)	$99	$4,541	$(4,368)		$130		$402

Capital expenditures	$269	$500	$-		$(12)	(l)	$757

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Financial Information
Note 1. Basis of Presentation

The Pro Forma Financial Information and explanatory notes present the statement of operations of Frontier Communications Parent, Inc. assuming the Effective Date and related events had occurred on January 1, 2020.

The Pro Forma Financial Information does not purport to represent what the results of operations of the Company would have been had the emergence from bankruptcy occurred on January 1, 2020, or to project the results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and supportable. The pro forma adjustments are attributable to transactions and events related to the emergence from bankruptcy. The pro forma adjustments also remove the financial results of our Northwest Operations, which was disposed of on May 1, 2020. In the opinion of management, the pro forma adjustments represent all necessary adjustments and all adjustments necessary to present the Pro Forma Financial Information fairly have been made.

The Company has not presented herein a pro forma condensed consolidated balance sheet, as the effects of the Plan, the application of fresh start accounting, and the sale of the Northwest Operations are presented in the consolidated balance sheet in the Company’s Form 10- Q for the six months ended June 30, 2021. Thus, no further pro forma adjustments were necessary.

Note 2. Pro Forma Adjustments

Reorganization Adjustments

(a)
This adjustment reflects a reduction in expenses of $9 million, $72 million and $72 million for the six months ended June 30, 2021 and 2020, and the twelve months ended December 31, 2020, respectively, associated with consulting and advisory costs.

(b)	This adjustment represents the reversal of certain reorganization costs recognized during the period.

(c)	The interest expense adjustment reflects a net reduction of interest expense as a result of the Plan as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
Debt Reductions
Interest associated with debt that was cancelled in bankruptcy(1)	$297	$-	$297
Interest & fees associated with drawn revolver(2)	28	-	20
Interest expense related to cancelled debt	325	-	317
Debt Additions
Fees associated with new revolver(2)	(4)	-	(1)
Interest associated with debt issued at emergence(3)	(54)	(18)	(27)
Interest expense related to new debt issued	(58)	(18)	(28)
Total adjustment to interest expense	$267	$(18)	$289

(1)	Interest expense recognized in conjunction with the cancellation of Old Frontier’s unsecured senior note indentures in connection with the emergence from bankruptcy.

(2)
The Predecessor had an $850 million secured revolving credit facility that had a stated maturity date of February 27, 2024.  All amounts outstanding were required to be repaid in connection with the $625 million DIP Revolving Facility that was entered into on October 8, 2020 and which converted to an exit revolving facility on the Effective Date (the “Exit Revolving Facility”).  No amounts are assumed to be outstanding related to the Exit Revolving Facility.

(3)
Upon emergence from bankruptcy, we issued $750 million aggregate principal amount of 5.875% Second Lien Secured Notes (the “Takeback Notes”) and received $225 million in proceeds from the Exit Term Loan Facility.

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Financial Information
In addition to the adjustments noted above, in October 2020, Frontier issued $1,150 million aggregate principal amount of 5.875% First Lien Notes due 2027 and borrowed $500 million pursuant to the DIP Term Loan Facility.  The proceeds of these borrowings were used to repay in full the Company’s $1,650 million aggregate principal amount of 8.000% First Lien Notes due 2027.  In November 2020, Frontier issued $1,550 million aggregate principal amount of 5.000% First Lien Notes due 2028, issued $1,000 million aggregate principal amount of 6.750% Second Lien Notes due 2029 and borrowed an incremental $750 million pursuant to the DIP Term Loan Facility.  The proceeds were used to repay the $1,740 million outstanding under the Term Loan B and repay in full the $1,600 million aggregate principal amount of 8.500% Second Lien Notes due 2026.

These transactions were not adjusted for in determining the Pro Forma Financial Information. The impact of these transactions, for the year ended December 31, 2020 would have resulted in a reduction to our interest expense of approximately $80 million if they had occurred on January 1, 2020.

(d)
For the year ended, December 31, 2020 and the six months ended June 30, 2020, this adjustment reflects the recalculation of income tax expense using an estimated statutory rate of approximately 25% related to reorganization and other pro forma adjustments.

For the six months ended June 30, 2021, the Company consummated a taxable disposition of substantially all of the assets and/or subsidiary stock of Old Frontier and utilized substantially all of the Company’s net operating losses, resulting in income tax expense of $111 million related to the gain from bankruptcy emergence.  In addition, $299 million of income tax liabilities, net, were derecognized as part of the income tax provision with the implementation of fresh start accounting. These amounts are adjusted for in the pro forma adjustments to income taxes.

Fresh Start Adjustments

(e)
This adjustment reflects changes to reported revenue had accounting policies adopted upon the Effective Date and other fresh start accounting impacts been effected as of January 1, 2020. The pro forma adjustments to revenue were as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
USF Fees(1)	$(220)	$(84)	$(106)
Bad debt provision(2)	51	14	23
Government grants(3)	30	5	18
Deferred installation fees(4)	(47)	(9)	(26)
Total Revenue Adjustment	(186)	(74)	(91)

(1) Historically, we have reported USF fees collected from customers as revenue and USF fees remitted to the government as expense. Upon emergence from bankruptcy, we made an accounting policy election to treat the amounts on a net revenue basis. Since regulatory rate changes related to USF are outside of our control and may vary from period to period, we believe net presentation is more useful. This policy change has no impact on operating income.

(2) Historically, we have reported the provision for bad debts as a reduction in revenue. Upon emergence from bankruptcy, we made an accounting policy election to classify the provision for bad debts as an expense, consistent with our industry peers. This policy change has no impact on operating income.

(3) Certain governmental grants that were historically presented on a net basis as part of capital expenditures, are now presented on a gross basis and included in revenue on the statement of operations.

(4) Although there is no change to Frontier’s accounting policy of deferring and amortizing installation fees assessed to its customers, there will be a decline in revenue recognized since the balance of deferred and unrecognized installation revenue account was written off as part of the adoption of fresh start accounting.

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Financial Information
(f)	This adjustment reflects the reduction in expense related to the accounting policy election for USF fees described in adjustment (e) above.

(g)
This adjustment reflects the additional expense related to the accounting policy elections that affect selling, general, and administrative expenses on our consolidated statement of operations. The impact of the changes are as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
Bad debt provision(1)	$51	$14	$23
Capitalization of costs(2)	58	17	30
Total adjustment to Selling, general, and administrative expense	$109	$31	$53

(1) This adjustment reflects the accounting policy election for the bad debt provision described in adjustment (e) above.

(2) This adjustment reflects the increase in expense associated with our accounting policy election adopted upon emergence from bankruptcy to cease capitalization of certain administrative expenses that are indirectly associated with capital activities.

(h)
Upon emergence from bankruptcy, we reduced the carrying value of our property, plant and equipment by $4,473 million and increased the values of our intangible assets by $3,863 million as a result of a valuation that was performed as of the Effective Date. Had these valuation adjustments been made as of January 1, 2020, our reported depreciation and amortization expense would have been impacted as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
Depreciation expense	$(582)	$(176)	$(299)
Amortization expense	(23)	9	(22)
Total adjustment to Depreciation and Amortization Expense	$(605)	$(167)	$(321)

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Financial Information
(i)
Historically, actuarial gains (losses) related to our defined benefit plans were recorded in “Accumulated other comprehensive income (loss)”, a component of equity, and were amortized into “Investment and other income (loss)” over the estimated average remaining service period of the plan participants.  As part of fresh start accounting, the unamortized balances related to these actuarial gains (losses) were de-recognized.  Additionally, on the Effective Date, an accounting policy election was made to recognize these gains and losses immediately in the period they occur as “Investment and other income (loss)” on the consolidated statement of operations.

The impact of these changes on our consolidated statement of operations, assuming an effective date of January 1, 2020, was as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
(Gain) Loss on disposal of Northwest Operations(1)	$(88)	$—	$(88)
Investment & Other Income (expense), net(2)	(383)	19	(659)
Pension Settlement Cost(3)	159	—	159

(1) This adjustment removes historical actuarial losses recognized within “Loss on disposal of the Northwest Operations” that had been previously deferred in “Accumulated other comprehensive income (loss).”

(2) This adjustment reflects our new accounting policy election to recognize actuarial gains and losses measured during the period. Since these amounts were previously deferred in “Accumulated other comprehensive income (loss)” and amortized into income, an additional adjustment was necessary to remove the historical amortization recorded. These adjustments were as follows:

	For the year ended	For the six months ended
$ in millions	December 31, 2020	June 30, 2021	June 30, 2020
Actuarial gain (loss) occurring during the period	$(456)	$—	$(693)
Amortization of prior service costs and other actuarial losses	73	19	34
Total adjustment to Investment and other income (loss), net	$(383)	$19	$(659)

(3) Includes the adjustment to eliminate the recognition of pension settlement costs recorded for the year ended December 31, 2020 and the six months ended June 30, 2020.

(j)
Upon emergence from bankruptcy, we revalued our debt instruments which resulted in a $236 million increase to our historical debt balances which subsequently is being amortized into interest expense.  This adjustment reflects the change to interest expense, had this valuation adjustment been made on January 1, 2020.

(k)	The adjustment reflects the recalculation of income tax expense using an estimated statutory rate of 25% related to fresh start pro forma adjustments for all periods.

(l)
This adjustment reflects increases of $5 million, $18 million and $30 million for the six months ended June 30, 2021 and 2020, and the twelve months ended December 31, 2020, respectively, related to the accounting policy change to report government grants in revenue instead of as offsets to capital, as described in adjustment (e) above. Capital expenditures also reflect decreases of $17 million, $30 million and $58 million for the six months ended June 30, 2021 and 2020, and the twelve months ended December 31, 2020, respectively, associated with our accounting policy election adopted upon the Effective Date to cease capitalization of certain administrative expenses that are indirectly associated with capital activities as described in adjustment (g) above.

Frontier Communications Parent, Inc
Unaudited Pro Forma Condensed Financial Information
Northwest Operations Adjustments

(m)
On May 1, 2020, Frontier completed the sale of its Northwest Operations.  These adjustments remove revenue and expenses related to the Northwest Operations from January 1, 2020 through the May 1, 2020 sale date, as well as the elimination of the loss recorded related to the disposal of the assets for the six months ended June 30, 2020 (As adjusted by changes to the pension and postretirement benefit plans as described in adjustment (i) above).

This adjustment also reflects the reversal of the tax impact on the loss on disposal of the Northwest Operations for the six months ended June 30, 2020 and the twelve months ended December 31, 2020.